Exhibit 10.8

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT NO. 2

TO AMENDED AND RESTATED VENDOR AGREEMENT

This Amendment No. 2 (“Amendment”), effective as of December 5, 2016, is made to that certain Amended and Restated Vendor Agreement (the “Agreement”), dated December 23, 2014, by and among American Well Corporation a Delaware corporation (“Vendor”), Health Management Corporation (HMC) dba LiveHealth Online (“HMC”), and Anthem, Inc., an Indiana corporation (“Anthem”), on behalf of itself and its affiliates. Unless otherwise defined, capitalized terms used herein shall have the meanings given to such terms in the Agreement.

WHEREAS, Anthem and Vendor desire to amend the Agreement to, among other things, revise their commercial arrangement and allow for Vendor to sell Practice Sites to Providers, Provider Groups or other third parties, subject to the terms herein; and

WHEREAS, Anthem desires to assign its obligations under the Agreement to HMC and Vendor and HMC hereby consents to and accept such assignment. For clarity, all references to Anthem in the Agreement shall mean HMC as of the date hereof.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the Parties agree as follows:

I. Amendment.

(a) A new paragraph is added to Section 1 of Exhibit D to the Agreement immediately following the third paragraph within this Section as follows:

“Anthem will pay Vendor a license fee in the amount of [***] in consideration of the provision of the American Well System during 2017. Anthem hereby agrees to prepay the 2017 license fee for an aggregate of [***] if such payment is made prior to December 31, 2016. This represents a [***] discount.”

(b) The fourth and fifth paragraphs of Section 1 of Exhibit D are hereby deleted in their entirety and replaced with the following:

“The foregoing fees cover (i) licensing of American Well System for use by up to [***] Covered Individuals in 2014, [***] Covered Individuals in 2015 and [***] Covered Individuals in 2016 and 2017, (ii) services from all Vendor third party vendors whose products are used in the American Well System (except Transfirst), and (iii) the hosting, support (which includes product upgrades), and maintenance services set forth in Exhibit C herein. In the event that Anthem makes the American Well System available to more than [***] Covered Individuals at any point in 2015, it shall pay an additional fee equal to [***] multiplied by the fraction that results from (i) a numerator equal to the number of days remaining in 2015 on the date the Service is made available to more than [***] Covered Individuals and (ii) a denominator equal to 365. The additional fee will be due and payable regardless of whether Anthem has prepaid its 2015 License Fee. In the event that Anthem makes the American Well System available to more than [***] Covered Individuals at any point in 2016 or 2017, the parties will promptly meet in good faith to negotiate a corresponding increase in the license fee for 2016 or 2017, as applicable.

Licenses Fees for any Renewal Term will be negotiated in good faith prior to July 30, 2017 and incorporated into this Agreement via amendment. In the event that the parties cannot agree to the license fees for 2018 prior to October 1, 2017, then either party may terminate this Agreement immediately upon providing written notice to the other. In the event of such a termination, Anthem shall not be entitled to repayment of any pre-paid fees hereunder.”

(c) A new paragraph is added to Section 2 of Exhibit D to the Agreement immediately following the third paragraph within this Section as follows:

“In consideration of a payment of [***] prior to December 31, 2016, American Well hereby agrees not to charge a fee for any Transaction which occurs in 2017.”

(d) Section 9 to Exhibit D to the Agreement is deleted in its entirety and replaced with the following:

“9. Additional Fees for Online Care Practice Edition. Anthem may allow [***] Providers to access a Practice Site without incurring a fee. There is no additional license fee payable charge for the creation of Practice Sites, whether or not Anthem charges or collects a fee for such Practice Sites from Providers.”

(e) A new Section 5 is hereby added to Exhibit C to the Agreement as follows:

“5. Resale of Practice Sites. Anthem hereby grants to Vendor a non-exclusive and non-transferable right and license during the Term to market, promote, advertise, sell, demonstrate and distribute Practice Sites on the American Well System directly to certain third parties (each a “Customer”), in each case subject to pre-approval of such resale by Anthem. In the event that Anthem approves of such resale, Vendor shall (i) contract directly with such Customer to provide access to the Practice Site and American Well System, such contract to contain at a minimum terms substantially similar to those set forth on Schedule IV to this Exhibit C, (ii) customize and implement the Practice Site for such Customer at no cost to Anthem, and (iii) provide Anthem with a royalty equal to [***] of the fees paid by such Customer and received by Vendor in exchange for providing access to the American Well System. For clarity, consultations involving Customer on their Practice Site shall not be deemed Transactions and Anthem shall not owe any fees to Vendor in connection therewith.”

(f) Section 1.6 of Schedule I to Exhibit C is hereby deleted in its entirety and replaced with the following:

“1.6 No Commingling. Other than as needed to provide the Vendor Services, Anthem’s Services shall not be commingled with the Logical Systems (as defined below) or data of any other customer of Vendor. Vendor shall ensure that Anthem data and logical systems are not accessible to non-Authorized Users for any reason and shall promptly report any breaches of security to Anthem. “Logical Systems” are systems or applications which have sufficient controls in place to prevent accidental or intentional access to client data by an Authorized User of another client. Logical separation of Logical Systems may be achieved through the use of unique database connection strings or instances, client specific encryption keys, network access controls and/or the use of client specific logical storage groups.”

II. No Other Modification. Except as modified and amended herein, all other terms and provisions of the Agreement will remain in full force and effect.

III. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized representatives as of the day and year above written.

ANTHEM, INC.		AMERICAN WELL CORPORATION

Signature:	/s/ Brian Griffin	Signature:	/s/ Bradford Gay
Print Name:	Brian Griffin	Print Name:	Bradford Gay
Title:	EVP, President	Title:	General Counsel

HEALTH MANAGEMENT CORPORATION (HMC) DBA LIVEHEALTH ONLINE

Signature:	/s/ John Jesser
Print Name:	John Jesser
Title:	VP Provider Engagement Strategy

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